EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT B:
  Attachment to item 77Q1:
  Exhibits

EXHIBIT C:
  Attachment to item 77Q3:
  Clarification of certain NSAR information
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
77D(a)
Under normal circumstances, the fund invests at least 65% of its assets in equity and debt securities of issuers that are principally engaged in real estate or related industry businesses in the United States. An issuer is considered principally engaged in such business if at least 50% of the issuer's assets or income is attributable to ownership, construction, management or sale of real estate in the United states or to products or services related to the real estate industry, including the financing of real estate.

Under normal circumstances, the fund invests at least 80% of its assets in income producing equity securities. The fund's policy of investing at least 80% of its assets in income producing equity securities may be changed only upon 60 day's written notice to shareholders. All other strategies under "principal Investment Strategies" remain unchanged.



EXHIBIT B:
77Q1(b)
Incorporated by reference
Supplement dated September 17, 2003, to  the Prospectus and
Statement of Additional Information dated January 29, 2003.



EXHIBIT C:
77Q3 TO FORM N-SAR
Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:


72DD1/72DD2-
Series 2 - Class A  $0, Class B $0, Class C $0, Class X $0
Series 3 - Class A $566, Class B $189, Class C $85, Class X $956. Series 4 - Class A $50, Class B $15, Class C $21, Class X $403.


72EE
Series 2 - Class A  $0, Class B $0, Class C $0, Class X $0
Series 3 - Class A  $101, Class B $41, Class C $18, Class X $165
Series 4 - Class A  $159, Class B $68 Class C $92 Class X $872


73A1/73A2-
Series 2 - Class A $0.00, Class B $0.00, Class C $0.00, Class X $0.00 Series 3 - Class A $0.252, Class B $0.2130, Class C $0.2130,
Class X $0.27.
Series 4 - Class A  $0.2340, Class B $0.1620, Class C $0.1620,
Class X $0.3400.

73B
Series 2 - Class A, Class B, Class C, and Class X are zero.
Series 3 - Class A  $0.460, Class B $0.0460, Class C $0.0460,
Class X  $0.0460.
Series 4 - Class A  $0.7730, Class B $0.7730, Class C
$0.7730,Class X  $0.7730.


74U1/74U2-
Series 2 - Class A 3,775, Class B 1,601, Class C 2,053, Class X 1,210 Series 3 - Class A 2,485, Class B 830, Class C 362, Class X 3,502
Series 4 - Class A 271, Class B 90, Class C 133, Class X 1,276,


74V1/74V2-
Series 2 - Class A $16.10, Class B $15.30, Class C $15.30,
Class X $16.49.
Series 3 - Class A $10.77, Class B $10.58, Class C $10.60,
Class X $10.86.
Series 4 - Class A $16.56, Class B $16.48. Class C $16.49,
Class X $16.99.